UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2016

AKARI THERAPEUTICS, PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-36288	98-1034922
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 West 40th Street, 8th Floor New York, New York 10018
(Address of Principal Executive Offices and zip code)

Registrant’s telephone number, including area code (646) 350-0702

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On April 5, 2016, the audit committee of the Board of Directors of Akari Therapeutics, Plc (the “Company”) approved the engagement of BDO USA, LLP (“BDO USA”) as its independent registered public accounting firm for the fiscal year ending December 31, 2016, to replace BDO AG which was the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. BDO AG was engaged by the Company effective December 18, 2015. BDO USA and BDO AG are each members of the international network of public accounting, tax and advisory firms which perform professional services under the name of BDO International Limited (“BDO”). The engagement of BDO USA is effective April 5, 2016.

The reports of BDO AG on the Company’s financial statement for the fiscal year ending December 31, 2015 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s financial statements for the fiscal year ended December 31, 2015 and in the subsequent interim period through April 5, 2016, there were no disagreements with BDO AG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of BDO AG would have caused BDO AG to make reference to the matter in their report or no reportable events as described under Item 304(a)(1)(v) of Regulation S-K. The Company has requested BDO AG to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated April 7, 2016 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter from BDO AG, a member of BDO International Limited, to the Securities and Exchange Commission, dated April 7, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKARI THERAPEUTICS, PLC

By:	/s/ Gur Roshwalb, M.D.
Name:	Gur Roshwalb, M.D.
Title:	Chief Executive Officer

Date: April 8, 2016

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter from BDO AG, a member of BDO International Limited, to the Securities and Exchange Commission, dated April 7, 2016.